Exhibit 99.1

LOAN #__________

MORTGAGE LOAN NOTE
(Floating Rate)

Date of Note:	September 21, 2015
Principal Amount:	$2,500,000.00
Maturity Date:	September 21, 2025

Interest Rate:

An interest rate equal at all times to Two and One Quarter (2.25%) percent per annum (the “LIBOR Spread") in excess of the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/8th of 1%) of the one (1) month LIBOR (as hereinafter defined) for any Interest Period (as hereinafter defined). The Lender shall not be required to notify Borrower of adjustments in said interest rate.

“LIBOR” (i.e., the London Interbank Offered Rate) means the rate of interest in U.S. Dollars (rounded upwards, at the Lender's option, to the next 1/8th of one percent) equal to the Intercontinental Exchange Benchmark Administration Ltd. (“ICE, ”or the successor thereto if ICE is no longer making a London Interbank Offered Rate available) (“ICE LIBOR”) rate for the equivalent Interest Period as published by Bloomberg (or such other commercially available source providing quotations of ICE LIBOR as designated by Lender from time to time) at approximately 11:00 A.M. (London time) two (2) London Business Days prior to the Reset Date; provided however, if more than one ICE LIBOR is specified, the applicable rate shall be the arithmetic mean of all such rates. London Business Days means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England. If, for any reason, such rate is not available, the term LIBOR shall mean, with respect to any Interest Period, the rate of interest per annum determined by Lender to be the average rate per annum at which deposits in dollars are offered for such Interest Period by major banks in London, England at approximately 11:00 A.M. (London time) 2 London Business Days prior to the Reset Date.

Interest shall be computed on an actual/360 day basis (i.e., interest for each day during which the Principal Amount, or any part thereof, is outstanding shall be computed at Interest Rate divided by 360).

Notwithstanding the foregoing, LIBOR Rate loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to Lender. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage or the LIBOR Interest Period for each LIBOR Rate loan comprising part of the same borrowing (including conversions, extensions and renewals), to a per annum interest rate determined pursuant to the following formula:

 Adjusted LIBOR Rate =                   LIBOR Rate______
                                         1 - LIBOR Reserve Percentage

For purposes of this calculation LIBOR Reserve Percentage is defined as, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D, as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of LIBOR Rate loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time.

LIBOR Interest Period:	Initially, the first (1st) LIBOR Interest Period hereunder shall be the period commencing on the date hereof and ending on (and including) October 20, 2015. Thereafter, each LIBOR Interest Period shall commence on the 21st calendar day of every calendar month immediately following the previous LIBOR Interest Period (the “Reset Date”); provided however, if any LIBOR Interest Period is to commence in a month for which there is no day which numerically corresponds to the Reset Date, the Interest Period shall commence on the last day of such calendar month.
Business Day:	Business Day means a day (other than Saturday, Sunday, federal holiday, or a day on which commercial banks in New York are required or permitted to close) on which the Bank is open and conducting its customary banking transactions.
State:	Shall mean the State of Maine.

 FOR VALUE RECEIVED, ImmuCell Corporation, a Delaware corporation (the “Borrower”), having an address as indicated below, HEREBY PROMISES TO PAY to the order of TD Bank, N.A., a national banking association, (hereinafter, together with its successors and assigns, referred to as the “Lender”) at P.O. Box 5600, Lewiston, Maine, 04243-5600, or at such other place as the holder hereof may from time to time designate in writing, in immediately available federal funds, the Principal Amount, which Principal Amount shall be due and payable on the Maturity Date, together with interest on the outstanding Principal Amount from time to time at the Interest Rate, in arrears. The Borrower shall pay consecutive monthly installments comprised of a fixed payment of principal as specified in the amortization schedule attached hereto as Schedule A, together with accrued interest on the Principal Amount. The said payments shall be due on the 21st day of each month commencing on October 21, 2015. Notwithstanding anything to the contrary herein, payment dates shall be subject to adjustment in accordance with the Following Business Day Convention which means that any payment due date that would otherwise fall on a day that is not a Business Day shall be extended to the first following day that is a Business Day. Such extension of time will not be included in the calculation of interest due.

Borrower hereby authorizes Lender to charge checking account number                                         at TD Bank, N.A. (or such other account maintained by Borrower at TD Bank, N.A. as Borrower shall designate by written notice to Lender) (the “Deposit Account”) to satisfy the scheduled payments of principal and/or interest due and payable to Lender hereunder on the twenty first (21st) day of each month (each, a “Charge Date”) and Lender is hereby authorized to charge the Deposit Account on each Charge Date or, if any Charge Date shall fall on a Saturday, Sunday or legal holiday, then the Lender reserves the right to charge the Deposit Account on either on the first (1st) Business Day immediately preceding or on the first (1st) Business Day immediately following any such Charge Date until the Note shall be paid in full.

Borrower agrees to maintain sufficient funds in the Deposit Account to satisfy the payment due Lender under the Note on each Charge Date during the term of this Note. If sufficient funds are not available in the Deposit Account on any Charge Date to pay the amounts then due and payable under this Note, Lender, in its sole discretion, is authorized to: (a) charge the Deposit Account for such lesser amount as shall then be available; and/or (b) charge the Deposit Account on such later date or dates that funds shall be available in the Deposit Account to satisfy the payment then due (or balance of such payment then due). Notwithstanding the foregoing, Borrower shall only be entitled to receive credit in respect of any payments of principal and interest due under the Note for funds actually received by Lender as a result of any such charges to the Deposit Account. Borrower shall be liable to Lender for any late fees or interest at the Default Rate on any payments not made on a timely basis by Borrower because of insufficient funds in the Deposit Account on any Charge Date. In the event the Deposit Account continues to contain insufficient funds to fully satisfy the payments due Lender under the Note, Borrower shall be responsible for making all such payments from another source and in no event shall the obligations of Borrower under the Note be affected or diminished as a result of any shortages in the Deposit Account, it being understood and agreed that Borrower shall at all times remain liable for payment in full of all indebtedness under the Note.

Lender may, at Lender’s sole discretion, discontinue charging the Deposit Account at any time on not less than ten (10) days’ written notice to the Borrower, in which event, Borrower shall thereafter be responsible for making all payments hereunder to Lender at the address set forth in Lender’s notice or if no such address is given, then to Lender at P.O. Box 5600, Lewiston, Maine, 04243-5600.

The Borrower and each endorser and guarantor hereof grant to the Bank a continuing lien on and security interest in any and all deposits or other sums at any time credited by or due from the Bank or any Bank Affiliate (as hereinafter defined) to the Borrower and/or each endorser or guarantor hereof and any cash, securities, instruments or other property of the Borrower and each endorser and guarantor hereof in the possession of the Bank or any Bank Affiliate, whether for safekeeping or otherwise, or in transit to or from the Bank or any Bank Affiliate (regardless of the reason the Bank or Bank Affiliate had received the same or whether the Bank or Bank Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower and/or any endorser or guarantor hereof to the Bank or any Bank Affiliate and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower or any endorser or guarantor hereof to the Bank or any Bank Affiliate at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Bank or any Bank Affiliate.

Borrower shall pay a late payment charge of six cents ($.06) for each dollar ($1.00) of each payment that is made more than fifteen (15) days after the due date thereof, which charge shall be due and payable with each such late payment.

If any present or future law, governmental rule, regulation, policy, guideline, directive or similar requirement (whether or not having the force of law) imposes, modifies, or deems applicable any capital adequacy, capital maintenance or similar requirement which affects the manner in which Lender allocates capital resources to its commitments (including any commitments hereunder), and as a result thereof, in the opinion of Lender, the rate of return on Lender’s capital with regard to the loan evidenced by this Note is reduced to a level below that which Lender could have achieved but for such circumstances, then in such case and upon notice from Lender to Borrower, from time to time, Borrower shall pay Lender such additional amount or amounts as shall compensate Lender for such reduction in Lender’s rate of return. Such notice shall contain the statement of Lender with regard to any such amount or amounts which shall, in the absence of manifest error, be binding upon Borrower. In determining such amount, Lender may use any reasonable method of averaging and attribution that it deems applicable. For the avoidance of doubt, the foregoing provisions shall apply to all requests, rules, guidelines or directives concerning capital adequacy issued in connection with the Dodd−Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, regardless of the date adopted, issued, promulgated or implemented

Notwithstanding any other provision of this Note, if Lender shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, (i) by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining the Adjusted LIBOR Rate, or (ii) the Adjusted LIBOR Rate does not adequately and fairly reflect the cost to Lender of funding the loan evidenced by this Note, or (iii) it is unlawful for Lender to make or maintain the loan evidenced by the Note as a LIBOR Rate based loan as contemplated by this Note, or to obtain in the interbank Eurodollar market the funds with which to make such LIBOR Rate based loans, Lender shall give prompt written notice thereof to Borrower and after the giving of such notice, until any such notice has been withdrawn by Lender, the Principal Amount shall bear interest at another rate then designated by the Lender, in its sole discretion, for general commercial loan reference purposes.

If the adoption of or any change in any applicable law or regulation or in the interpretation or application thereof or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority made subsequent to the date hereof, shall (a) subject Lender to any tax of any kind whatsoever with respect to any LIBOR Rate based loan made by it, or change the basis of taxation of payments to Lender in respect thereof (except for changes in the rate of tax on the overall net income of Lender); (b) impose, modify, or hold applicable, any reserve, special deposit, compulsory loan, or similar requirement against assets held by, deposits or other liabilities in, or for the account of, advances, loans, or other extension of credit (including participations therein) by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the Adjusted LIBOR Rate hereunder; or (c) shall impose on such Lender any other condition; and the result of any of the foregoing is to materially increase the cost to Lender of making or maintaining the loan evidenced by this Note as a LIBOR Rate based loan, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay Lender, upon its demand, any additional amounts necessary to compensate Lender for such additional costs or reduced amount receivable which Lender reasonably deems to be material as determined by Lender, with respect to this Note. A certificate as to any additional amounts payable pursuant to this paragraph submitted by Lender to Borrower shall be presumptive evidence of such amounts owing. Lender agrees to use reasonable efforts to avoid, or to minimize, any amounts which might otherwise be payable pursuant to this paragraph provided however, that such efforts shall not cause the imposition on Lender of any additional costs or legal regulatory burdens deemed by Lender in good faith to be material.

This Note is secured by, and the parties hereto are entitled to the benefits and security of, that certain Mortgage and Security Agreement (the “Mortgage”), dated the date hereof, from Borrower, as mortgagor, to Lender, as mortgagee, encumbering, among other things, certain real property and improvements described in the Mortgage all of the covenants, conditions and agreements of the Mortgage being made a part of this Note by this reference. This Note is also secured by a certain Security Agreement dated on or about August 13, 2010 executed and delivered by Borrower to Lender.

Except as may be otherwise provided in the Mortgage, all monthly payments received by Lender hereunder shall be applied first, to the payment of accrued interest on the Principal Amount, second, to the reduction of the Principal Amount of this Note, and finally, the balance, if any, to the payment of any fees, costs, expenses or charges then payable by Borrower to Lender hereunder, under the Mortgage or under any other document executed and delivered by Borrower in connection with the loan evidenced by this Note.

Borrower agrees that if it fails to timely make any payment due under this Note or upon the happening of any “Event of Default” under the Mortgage, (as defined in the Mortgage), the outstanding Principal Amount, together with accrued interest and all other expenses, including, reasonable attorneys’ fees, shall immediately become due and payable at the option of the holder of this Note, notwithstanding the Maturity Date. For purposes hereof, attorneys’ fees shall include, without limitation, fees and disbursements for legal services incurred by the holder hereof in collecting or enforcing payment hereof whether or not suit is brought, and if suit is brought, then through all appellate actions. From and after any “Event of Default” under the Mortgage, the interest rate of this Note shall be the “Default Rate” (as defined in the Mortgage).

In no event shall the total of all charges payable under this Note, the Mortgage and any other documents executed and delivered in connection herewith and therewith that are or could be held to be in the nature of interest exceed the maximum rate permitted to be charged by applicable law. Should Lender receive any payment that is or would be in excess of that permitted to be charged under any such applicable law, such payment shall have been, and shall be deemed to have been, made in error and shall thereupon be applied to reduce the principal balance outstanding on this Note.

Borrower waives demand, presentment for payment, notice of dishonor, protest and notice of protest of this Note.

Any notice, demand or request relating to any matter set forth in this Note shall be given in the manner provided for in the Mortgage. Time is of the essence as to all dates set forth herein.

This Note may not be waived, changed, modified, terminated or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification, termination or discharge is sought.

Borrower shall indemnify Lender, and hold Lender harmless from any loss, damages, liability, or expense which Lender may sustain or incur as a consequence of the making of a prepayment, whether by voluntary prepayment, acceleration or otherwise, on a day which is not the last day of a LIBOR Interest Period with respect thereto. With respect to such prepayment, such indemnification shall equal the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid for the period from the date of such prepayment at the applicable rate of interest provided for herein over (ii) the amount of interest (as reasonably determined by Lender) which would have accrued to Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank Eurodollar market. This covenant shall survive the termination of this Note, and the payment of the entire outstanding Principal Amount, all other unpaid indebtedness secured by the Mortgage.

BORROWER, AND BY ITS ACCEPTANCE HEREOF, LENDER, EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Patriot Act Notice. Lender is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56) (signed into law October 26, 2001)) (the “Act”) and hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Lender to identify the Borrower in accordance with the Act.

BORROWER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF LENDER ON THIS NOTE, ANY AND EVERY RIGHT BORROWER MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN COMPULSORY COUNTERCLAIMS), AND (III) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST LENDER WITH RESPECT TO ANY ASSERTED CLAIM.

This Note and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State (without giving effect to the State’s principles of conflicts of law). Borrower hereby irrevocably submits to the nonexclusive jurisdiction of any state or federal court in the State sitting in the City of Portland, County of Cumberland, over any suit, action or proceeding arising out of or relating to this Note, and Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state or federal court in the State sitting in the City of Portland, County of Cumberland, may be made by certified or registered mail, return receipt requested, directed to the Borrower at the address indicated below, and service so made shall be complete five (5) days after the same shall have been so mailed.

By signing below, Borrower agrees and acknowledges that, under Maine law, no promise, contract, or agreement to lend money, extend credit, forbear from collection of debt or make any other accommodation for the repayment of a debt for more than $250,000 may be enforced against Lender unless the promise, contract, or agreement (or some memorandum or note thereof) is in writing and signed by Lender.

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IN WITNESS WHEREOF, the Borrower has executed and delivered this Note on the Date of Note as an instrument under seal.

Attesting Witness:	Borrower:
ImmuCell Corporation

/s/David J. Champoux	By:/s/Michael F. Brigham
Name: David J. Champoux	Name: Michael Brigham
Title: President and CEO

Borrower’s Address:

56 Evergreen Drive
Portland, Maine 04103